SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C 20549


                               FORM 8-K

                           CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


Date of Report:	July 24, 1998


                    Citizens Bancshares Corporation
         (Exact name of registrant as specified in its charter)


  Georgia     		                  0-14535          	   58-1631302
(State or other 		               (Commission         		(IRS Employer
jurisdiction of 	               	File Number)	        	Identification No.)
incorporation

175 John Wesley Dobbs Avenue, N.E., Atlanta, Georgia            30303
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:		(404) 659 - 5959


Item 4.		Changes in Registrant's Certifying Accountant

(a) Previous independent accountants

      (i) On July 17, 1998, Citizens Bancshares Corporation dismissed Porter Keadle Moore, LLP as its independent accountants.

      (ii) The reports of Porter Keadle Moore, LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

      (iii) The Registrant's Audit Committee participated in and approved the decision to change independent accountants.

      (iv) In connection with its audits for the two most recent fiscal years through July 17, 1998, there have been no disagreements with Porter Keadle Moore, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Porter Keadle Moore, LLP would have caused them to make reference thereto in their report on the financial statements for such years.

      (v) During the two most recent fiscal years and through July 17, 1998, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

      (vi) The Registrant has requested that Porter Keadle Moore, LLP furnish it with a letter addressed to the SEC stating whether
             or not it agrees with the above statements.   A copy of such
             letter, dated July 23, 1998 is filed as Exhibit 1 to this Form 8-K.

(b) New independent accountants

      (i) The Registrant engaged Deloitte & Touche LLP as its new independent accountants as of July 17, 1998. During the two most recent fiscal years and through July 17, 1998, the Registrant has not consulted with Deloitte & Touche LLP on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor, (as described in Regulation S-K Item 304(a)(2)).



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


July 24, 1998		                    CITIZENS BANCHARES CORPORATION

                              					By:	/s/ James E. Young
                                 						James E. Young
                                   				President and Chief Executive Officer